UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 4, 2024

SOLENO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36593	77-0523891
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

203 Redwood Shores Pkwy, Suite 500

Redwood City, CA 94065

(Address of principal executive offices)

(650) 213-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.001 par value	SLNO	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Named Executive Officer Compensation

On January 4, 2024, the Board of Directors of Soleno Therapeutics, Inc., (the “Company”) following a review of the Company’s executive compensation program by its Compensation Committee and upon its recommendations, approved certain increases to the base salaries for fiscal year 2024, the payment of cash bonuses for fiscal year 2023 and certain equity awards for the Company’s named executive officers as follows:

Name and Principal Position	Fiscal Year 2024 Annual Base Salary(1)	Fiscal Year 2023 Cash Bonus Award	Options(2)	Restricted Stock Awards(3)
Anish Bhatnagar Chief Executive Officer	$640,000	$500,000	100,000	150,000
James Mackaness Chief Financial Officer	$460,000	$240,000	37,000	56,000
Patricia Hirano Vice President of Regulatory Affairs	$375,000	$153,000	16,000	24,000

(1)	Effective as of January 1, 2024.
(2)

Fifty percent (50%) of the shares subject to the Option shall vest on the first anniversary of January 1, 2024 (the Vesting Commencement Date), and one twenty-fourth (1/24th) of the remaining shares subject to the Option shall vest each month thereafter on the same day of the month as the Vesting Commencement Date.

(3)	Twenty-five percent (25%) of the RSU shares shall vest on each of March 31, 2024, June 30, 2024, September 30, 2024 and December 31, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLENO THERAPEUTICS, INC.

Date: January 5, 2024

	By:	/s/ Anish Bhatnagar
Anish Bhatnagar
Chief Executive Officer

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